EXHIBIT 99.3

Letter Of Transmittal

TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF ON-SITE MEDIA, INC. (“ON-SITE COMMON STOCK”) WHEN SUBMITTED IN CONNECTION WITH THE PROPOSED MERGER OF ON-SITE MEDIA, INC. WITH AND INTO WATCHIT MEDIA USA, INC., A WHOLLY-OWNED SUBSIDIARY OF COTELLIGENT, INC.

To: EquiServe Trust Company, N.A., Boston, MA (“EquiServe”), Exchange Agent (Telephone: (            )                             )*

By Mail:	By Hand:	By Overnight Delivery:	By Facsimile Transmission**:
EquiServe Corporate Actions	Securities Transfer & Reporting c/o EquiServe Trust	EquiServe Attn: Corporate Actions	EquiServe ( )

*	Deliveries made to an address other than any of the addresses stated above will not be acceptable and EquiServe will not be responsible therefore.

**	Deliveries of this Letter of Transmittal and, if applicable, a guarantee of delivery of a certificate of On-Site Common Stock via facsimile are acceptable.

Ladies and Gentlemen:

In connection with the merger (the “Merger”) of On-Site Media, Inc. (“On-Site”), a Nevada corporation, with and into Watchit Media USA, Inc. (“Watchit Media”), a Delaware corporation and a wholly-owned subsidiary of Cotelligent, Inc. (“Cotelligent”), a Delaware corporation, the undersigned hereby submits the certificates listed below for shares of common stock, par value $0.001 per share, of On-Site (“On-Site Common Stock”) in exchange for the merger consideration set forth in the Election Form delivered by the undersigned.

It is understood that the following is subject to the terms, conditions and limitations set forth in (i) the proxy statement/prospectus dated                                              , 2004, relating to the Merger (the “Proxy Statement/Prospectus”), receipt of which is acknowledged by the undersigned, (ii) the Agreement and Plan of Merger, dated November 24, 2003, by and among Cotelligent, Watchit Media USA, Inc. (as assignee of Recency Media USA, Inc.), On-Site and Certain of the Stockholders of On-Site. (the “Merger Agreement”) included as Appendix A to the Proxy Statement/Prospectus, and (iii) the accompanying Instructions. The undersigned understands that neither certificates nor scrip representing fractional shares of Cotelligent common stock will be issued in connection with the Merger, but in lieu thereof each holder of On-Site Common Stock (“Holder”), who otherwise would have been entitled to a fraction of a share of Cotelligent common stock will be paid cash equal to the fractional portion of the closing price per share of Cotelligent common stock quoted on the OTC Bulletin Board on the business day immediately preceding to the effective time of the Merger (the “Effective Time”), rounded to the nearest whole cent.

The undersigned authorizes and instructs EquiServe, as Exchange Agent, promptly following the Effective Time to deliver such certificates and to receive on behalf of the undersigned, in exchange for the shares of On-Site Common Stock represented thereby, any check for the cash, any certificate for the shares of Cotelligent common stock or any warrant to purchase shares of Cotelligent common stock issuable in the Merger. If certificates are not delivered herewith, there is furnished below a guarantee of delivery of such certificates for shares of On-Site Common Stock from a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

1

Unless otherwise indicated under Special Payment Instructions, please issue any check, any certificate for shares of Cotelligent common stock and warrants to purchase shares of Cotelligent common stock in the name of the undersigned, the registered Holder(s) of the On-Site Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check, any certificate for shares of Cotelligent common stock and warrants to purchase shares of Cotelligent common stock to the undersigned, the registered Holder(s) of the On-Site Common Stock at the address or addresses shown below. If the Merger does not take place for any reason, your stock certificates will be promptly returned to you.

CERTIFICATE(S) OR GUARANTEE(S) OF DELIVERY ENCLOSED (ATTACH SEPARATE LIST IF NECESSARY)

Name and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear on Certificate(s))	Certificate Number(s) (Attach additional list if necessary)	Number of Shares of On-Site Common Stock Represented by Certificates

Total Shares

2

PLEASE READ THE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS FORM

SPECIAL PAYMENT INSTRUCTIONS

(see Instructions C(5) and C(7))

To be completed ONLY if the checks are to be made payable to or the certificates for shares of Cotelligent common stock or the warrants to purchase shares of Cotelligent common stock are to registered in the name of someone other than the registered Holder(s) of On-Site Common Stock.

Name(s):

(Please Print or Type)

Address:

(Including Zip Code)

Taxpayer Identification or Social Security Number

SPECIAL DELIVERY INSTRUCTIONS

(see Instruction C(6))

To be completed ONLY if the checks are to be made payable to or the certificates for shares of Cotelligent common stock or the warrants to purchase shares of Cotelligent common stock are to be issued in the name of the registered Holder(s) of On-Site Common Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder(s) set forth below.

Name(s):

(Please Print or Type)

Address:

(Including Zip Code)

Sign here and, if required, have signatures guaranteed

(See Instruction C(3) concerning signature guarantee)

Name(s)
(Please Print)
Name(s)
(Please Print)
Name(s)
(Signature(s) of Owner(s))		(Please Print)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered Holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, set forth full title and see Instruction C(3).

	Address	(Daytime Area Code and Telephone Number)
Eligible Institution Signature(s) Guaranteed: See Instruction C(3) and C(5).
(Tax Identification or Social Security Number)
(Authorized Signature)	Dated:	, 2004

GUARANTEE OF DELIVERY (To be used only if certificates are not surrendered herewith)

The undersigned is:	Firm—(Please Print)
a member of a registered national securities exchange; or
a member of the National Association of Securities Dealers, Inc.; or	(Authorized Signature)
a commercial bank or trust company having an office or correspondent in the United States;

and guarantees to deliver to the Exchange Agent the certificates for shares of On-Site Common Stock to which this Letter of Transmittal relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of On-Site, no later than 5:00 P.M., Las Vegas time, on                                 , 2004.

(Address) (Area Code and Telephone Number)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THIS

LETTER OF TRANSMITTAL

A. EXCHANGE PROCEDURES

A description of the merger consideration, Election and exchange procedures is set forth in the Proxy Statement/Prospectus under “The Merger Agreement – Merger Consideration,” and “The Merger – Election and Election Procedures”. A full statement of the merger consideration, Election and exchange procedures is contained in Article I of the Merger Agreement. All Elections are subject to compliance with the Election procedures set forth in the Merger Agreement. IN CONNECTION WITH MAKING ANY ELECTION, EACH ON-SITE SHAREHOLDER SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS.

B. RECEIPT OF CHECKS AND COTELLIGENT COMMON STOCK AND WARRANTS

As soon as practicable after the Effective Time, bank checks and/or certificates representing shares of Cotelligent common stock and warrants to purchase shares of Cotelligent common stock will be distributed to those Holders who are entitled thereto and who have surrendered their certificates representing shares of On-Site Common Stock to the Exchange Agent for cancellation. In no event shall the Holder of any surrendered certificate for shares of On-Site Common Stock be entitled to receive any interest on any cash to be received in the Merger.

C. GENERAL

1. Execution and Delivery. This Letter of Transmittal must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of On-Site Common Stock as to which an Election has been made (or by appropriate guarantee of delivery of such certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery) and must be delivered by mailing, faxing or otherwise delivering to the Exchange Agent at the address set forth above.

DELIVERY OF THIS LETTER OF TRANSMITTAL AND THE ENCLOSED CERTIFICATE(S) WILL BE EFFECTED, AND THE RISK OF LOSS AND TITLE TO SUCH CERTIFICATE(S) WILL PASS, ONLY UPON PROPER DELIVERY THEREOF TO THE EXCHANGE AGENT. THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

2. Inadequate Space. If there is insufficient space for any material required by this Letter of Transmittal, please attach a separate sheet.

3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint Holders) on the Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of On-Site Common Stock described on the Letter of Transmittal have been assigned by the registered Holder(s), in which event the Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

If the Letter of Transmittal is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates with signature(s) guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”).

If the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal.

Certificates may be surrendered by a firm acting as agent for the registered Holder(s) if such firm is a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

4. Checks and New Certificates in Same Name. If checks, certificates representing shares of Cotelligent common stock or warrants to purchaser shares of Cotelligent common stock are to be payable to the order of or registered in exactly the same name that appears on the old certificates representing shares of On-Site Common Stock being submitted herewith, it will not be necessary to endorse the old certificates or to pay for transfer taxes.

5. Checks and New Certificates in Different Name. If checks, certificates for shares of Cotelligent common stock or warrants to purchase share of Cotelligent common stock are to be payable to the order of or registered in other than exactly the name that appears on the old certificates submitted herewith, the certificates submitted must be properly endorsed, or accompanied by appropriate, signed stock powers, with the signature guaranteed by an Eligible Institution as described in C(3).

6. Special Delivery Instructions. If the checks, certificates for the shares of Cotelligent common stock or warrants to purchaser shares of Cotelligent common stock are to be issued in the name of the registered Holder(s) of shares of On-Site Common Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder, it will be necessary to indicate such person or address in the space provided.

7. Stock Transfer Taxes. On-Site will bear the liability for any state stock transfer taxes applicable to the delivery of checks, stock certificates and warrants in connection with the Merger; provided, however, that if any such check, certificate or warrant is to be issued or paid in the name of a person other than the person in whose name the certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment and issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer and other taxes required by reason of the payment in the name of a person other than the registered Holder of the certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent and Cotelligent that such tax has been paid or is not applicable. Cotelligent and Watchit Media may require any person claiming a certificate to have been lost, stolen or destroyed to provide indemnification to Cotelligent and Watchit Media to protect it against possible loss prior to making any payment.

8. Lost or Destroyed Certificate(s). If any On-Site Common Stock certificate has been lost, stolen or destroyed, immediately notify the Exchange Agent in writing. Your letter should be forwarded along with your properly completed Letter of Transmittal and any certificates you may have in your possession. Once written notification of the loss is received by the Exchange Agent, an affidavit of loss and indemnity agreement, along with instructions which include the cost of replacing the certificate, will be sent to the Holder of the On-Site Common Stock represented by the lost certificate. The exchange cannot be processed until any missing certificate has been replaced.

9. Dividends on the Shares of Cotelligent Common Stock. It is important that certificates representing On-Site Common Stock be surrendered promptly because until so surrendered the Holders thereof will not be entitled to receive payment of dividends or other distributions which may be declared and payable on shares of

Cotelligent common stock, to the extent Holders of Cotelligent common stock are entitled thereto. Upon surrender, any such dividends or other distributions payable from the Effective Time on the shares of Cotelligent common stock, and any amounts payable in respect of fractional shares will be paid, without interest, to the recordholder(s) in whose name(s) the certificates representing the shares of Cotelligent common stock were issued, subject to the terms of the Merger Agreement and applicable law.

10. Substitute Form W-9. Under Federal income tax law, any person submitting this Letter of Transmittal must provide to the Exchange Agent and Cotelligent his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in the W-9 Box. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service (“IRS”) and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this Letter of Transmittal. The TIN for an individual is his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8 BEN, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Exchange Agent.

Part 2 of the W-9 Box may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 2 of the W-9 Box is checked, such person must also complete the Awaiting TIN Box to avoid backup withholding. Notwithstanding that Part 2 of the W-9 Box is checked and the Awaiting TIN Box is completed, prior to the time a properly certified TIN is provided to the Exchange Agent, the Exchange Agent will withhold 28% of all payments made.

The signature and date endorsed on Substitute Form W-9 in the W-9 Box will serve to certify that the TIN and withholding information provided in this Letter of Transmittal are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this Letter of Transmittal.

11. Miscellaneous. All questions with respect to this Letter of Transmittal will be determined by Cotelligent and the Exchange Agent, which determinations shall be conclusive and binding.

Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent (whose telephone number is (            )                         ).

TO BE COMPLETED BY ALL HOLDERS OF ON-SITE COMMON STOCK

(See Instruction 10)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter above). Name (Please Print) Address City State Zip Code

Part 2—Awaiting TIN ?

Part 3—CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct TIN (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Signature                                                                   Date

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reported interest or dividends on your tax return and you have not been advised by the IRS that such backup withholding has been terminated.

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature                                                                   Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—	For this type of account:	Give the EMPLOYER IDENTIFICATION number of—

1. An individual’s account	The individual	8. Sole proprietorship account	The owner[1]
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals[1]	9. A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)[4]
3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person[1]	10. Corporate account	The Corporation
4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	11. Religious, charitable, or educational organization account	The organization
5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor[1]	12. Partnership account held in the name of the business	The partnership
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person[3]	13. Association, club, or other tax-exempt organization	The organization
7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee[1]	14. A broker or registered nominee	The broker or nominee
b. So-called trust account that is not a legal or valid trust under State law	The actual owner[1]	15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note:  If no name is circled with there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	A corporation.
•	A financial institution.
•	An organization exempt from tax under section 501(a), or an individual retirement plan.
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•	An international organization or any agency, or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a).
•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
•	An entity registered at all times under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to non-resident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.—Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.